UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2008

MRS. FIELDS FAMOUS BRANDS, LLC

(Exact name of registrant as specified in charter)

DELAWARE	333-115046	80-0096938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2855 East Cottonwood Parkway, Suite 400

Salt Lake City, Utah 84121-7050

801-736-5600

(Address of Principal Executive Offices and Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01.            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 30, 2008, the registrant, Mrs. Fields Famous Brands, LLC, on behalf of its division, Mrs. Fields Branded Retail Group (“Branded Retail”), approved and executed a Co-Packing Agreement dated effective as of February 26, 2008 (the “Supply Agreement”) between Branded Retail and Oak State Products, Inc. (“Oak State”).  Oak State manufactures various types of shelf stable baked products bearing Mrs. Fields trademarks to be marketed, sold and distributed by Branded Retail to its customers.  The Supply Agreement includes provisions relating to product manufacturing, quality control, raw materials procurement, pricing, invoicing and payment, inventory, confidentiality and protection of proprietary information.  It has an initial term of one year and provides for automatic renewals for subsequent one-year periods unless either party gives at least 120 days prior notice of its intent to terminate.

The Supply Agreement, attached to this report as Exhibit 10.1, remains subject to certain exhibits which may not be included in their complete or final form.

ITEM 9.01.             FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

10.01       Oak State Products, Inc. Co-Packing Agreement dated effective as of February 26, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MRS. FIELDS FAMOUS BRANDS, LLC

/s/ Michael Ward
Michael Ward
Executive Vice President and Chief Legal Officer

Date: May 5, 2008